UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2009
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	000-22430 (Commission File Number)	94-2942251 (IRS Employer Identification Number)

46897 Bayside Parkway, Fremont,California (Address of Principal Executive Offices)	94538 (Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
As previously reported on Form 8-K filed with the SEC on April 24, 2009, Asyst Technologies, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code on April 20, 2009 (Case Number 09-43246-RJN), in the United States Bankruptcy Court for the Northern District of California (Oakland). Since this filing, Asyst management has noticed the continuing high trading volume in Asyst’s common stock. Asyst management confirms for investors its strong belief that there will be no value for the common stockholders in the bankruptcy liquidation process, even under the most optimistic of scenarios.
Holders of common stock of a company in chapter 11 generally receive value only after all claims of the company’s secured and unsecured creditors have first been fully satisfied. In this case, Asyst’s management strongly believes all such creditor claims will not be fully satisfied, leading to its conclusion that Asyst common stock will have no value.
Cautionary Statement Regarding Forward-Looking Statements
The statements in this Form 8-K and its exhibit(s) are forward-looking. Forward-looking statements include information concerning our Chapter 11 filing in the United States, and prospects for reorganizing, selling, liquidating, and/or managing our business, fulfilling our contractual obligations, and other goals in connection with the proceedings. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. The risks and uncertainties related to the Chapter 11 filing in the United States (and related reorganization proceedings in Japan) include risks that these proceedings could have a material negative impact on our global business, results of operations, financial condition, cash management capability, and relationships with employees, customers, suppliers and contract manufacturers; the value realized from the sale of some or all of our assets may be higher than we currently anticipate; in the event the value realized from the sale of some or all of our assets is sufficient to satisfy fully the claims of our secured and unsecured creditors, there could be value to our common stock; we may not be able to obtain initial and subsequent court orders on desired terms, including our ability to use available cash to meet essential ongoing obligations; we may not have sufficient cash to fund our operations and may not be able to obtain additional financing on desired terms or court approvals required for such financing, if any, that may be available; a court having jurisdiction over our operations may issue orders or otherwise act or omit to act in a manner that adversely affects our operations; and Asyst may not obtain timely the requisite approvals of affected creditors or the applicable courts for our intended restructuring plan, leading to the liquidation of Asyst’s assets; Asyst’s common stock may have no future value and may be cancelled in connection with the bankruptcy proceeding; Asyst’s common stock has been delisted from the NASDAQ Stock Market; during the bankruptcy proceedings, we do not expect to be able to file annual and quarterly reports with the SEC containing financial statements or other information required under the Securities Exchange Act of 1934; we do not currently expect that Asyst will reorganize and continue as a publicly traded company after completion of the bankruptcy proceedings; we may not be able to continue our operations successfully during the pendency of the bankruptcy proceedings, which could affect our ability to attract a buyer for the businesses or assets of the company (or the consideration a buyer would be willing to pay for the businesses or assets of the company); and the instability of the global economy and an inability to obtain debtor-in-possession financing in the credit markets may adversely affect prospects for achieving or sustaining essential operations during the course of an orderly disposition of our assets or a sale of the company’s assets.
Other risks that may adversely affect our business, results of operations, financial condition and prospects for restructuring include, but are not limited to: our ability to achieve forecasted cost reductions, revenues, margins and profitability; failure to respond to rapid demand shifts; dependence on a few significant customers; the timing and scope of decisions by customers to transition and expand fabrication facilities and investment in fab automation equipment; ability to maintain or expand market share in our product segments; ability to improve gross margins through product cost reduction, volume increases, and supply chain initiatives; continued risks associated with the acceptance of new products and product capabilities; the volatility of semiconductor industry cycles and the depth and duration of industry downturns; the risk that customers will delay, reduce or cancel planned projects or bookings and thus delay the recognition, amount, or timing of our forecasted revenue or bookings; competition in the semiconductor equipment industry and specifically in AMHS; failure to retain and attract key employees; and other factors more fully detailed in Asyst’s Annual Report on Forms 10-K and 10-K/A for the year ended March 31, 2008, and other reports subsequently filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: July 6, 2009	By:	/s/ Steve Debenham
Steve Debenham
Senior Vice President, General Counsel & Secretary

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